UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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CONVERTED ORGANICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On August 25, 2010, Converted Organics Inc. issued the following news release:

Converted Organics Inc. Urges Shareholders to Vote on Proposed
Acquisition of TerraSphere Systems Ahead of August 31st Meeting
BOSTON, August 25, 2010 (Globe Newswire) — Converted Organics Inc. (NASDAQ: COIN) today announced that industry-leading proxy advisory firms have issued reports recommending that Converted Organics’ Shareholders vote in favor of the TerraSphere Systems, LCC proposal found in the Special Meeting Proxy materials.
In part, the Risk Metrics Group’s report found that the proposed consideration for the business is at the lower end of the implied aggregate transaction consideration value range derived by Duff & Phelps, the investment firm that issued the fairness opinion in connection with the transaction. In addition, the report states that the proposed transaction would complement the Company’s green tech business.
The Special Meeting is scheduled for August 31, 2010 and the Company encourages all Shareholders to vote their shares as soon as possible. If you are a Shareholder and wish to vote, but have not received or are no longer in possession of proxy materials, please contact your broker and ask for your control number. Upon receipt of the control number, please visit www.proxyvote.com to vote your shares.
On July 6, 2010, Converted Organics Inc. entered into an agreement to acquire TerraSphere. This acquisition is expected to close in September 2010, pending approval of Converted Organics’ Shareholders on August 31, 2010. The transaction is expected to make a significant positive impact to the combined company and strengthen the collective market-strength of Converted Organics.
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About Converted Organics Inc.
Converted Organics (Nasdaq:COIN) (www.convertedorganics.com) is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management, and agribusiness markets.
About TerraSphere Systems, LLC
TerraSphere Systems (www.terraspheresystems.com) is dedicated to building highly efficient systems for growing organic fruits and vegetables in a controlled indoor environment. TerraSphere’s clean technology helps to promote the sustainable consumption of natural resources by accelerating plant production and maximizing crop yields, while improving environmental footprints through the reduction of carbon emissions and fuel use associated with traditional crop production and distribution. TerraSphere’s unique, environmentally and socially-responsible business model helps to facilitate job creation and diverse, community-based workforces. TerraSphere believes its technology can potentially revolutionize access to organic produce for both remote and urban communities, alleviate land management issues for agricultural producers, and ease hunger crises for the world’s growing population
This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward-looking statements include, the TerraSphere transaction being in the long-term interest of the Company and that TerraSphere make significant contributions to the combined company going forward. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.
COIN-G
Investor Contacts:
The Piacente Group, Inc. | Investor Relations
Lee Roth, 212-481-2050
COIN@tpg-ir.com
Jim Blackman, 713-256-0369
PR Financial Marketing
jim@prfmonline.com